                                                                   EXHIBIT 11.1

            NATIONAL BANCSHARES CORPORATION OF TEXAS AND SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE
                    (In thousands, except per share amounts)


                                                                          THREE MONTHS ENDED
                                                                              MARCH 31,
                                                                ---------------------------------
                                                                        2000              1999
                                                                ----------------  ---------------
         BASIC EPS:
         Net income                                                  $     0.23        $    0.20
                                                                ================  ===============

         DILUTED EPS:
         Net income                                                  $     0.22        $    0.20
                                                                ================  ===============

                                                                         THREE MONTHS ENDED
                                                                             MARCH 31,
                                                                ---------------------------------
                                                                       2000              1999
                                                                ----------------  ---------------
         Income available to common stockholders                    $       939      $       837
                                                                ================  ===============

         Weighted average number of common
             shares used to calculate Basic EPS                       4,149,445        4,169,848
         Effect of dilutive stock options                                69,723           96,768
                                                                ----------------  ---------------

         Weighted number of common shares
             and dilutive potential common stock
             used to calculate Diluted EPS                            4,219,168        4,266,616
                                                                ================  ===============


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